Exhibit 23.1


                   CONSENT OF COMPANY'S INDEPENDENT AUDITORS,
                       ROSENBERG RICH BAKER BERMAN & CO.



We hereby consent to the inclusion in this Amendment No. 14 to the registration statement on Form SB-2 (File No. 333-109119) of Coates Motorcycle Company, Ltd. to be filed with the Securities and Exchange Commission on or about March 22, 2006, of our report dated February 28, 2006, relating to the financial statements of Coates Motorcycle Company, Ltd. (a development stage company) which include the accompanying balance sheet as of December 31, 2005, and the related statements of operations, cash flows and stockholders' equity (impairment) for the years ended December 31, 2005 and 2004 and for the periods beginning March 18, 2003 (date of inception) through December 31, 2005.

We also consent to the references to our Firm under the captions "Experts" and "Selected Consolidated Financial Data"'.

/s/Rosenberg Rich Baker Berman & Co.
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Rosenberg Rich Baker Berman & Co.

Bridgewater, New Jersey
March 22, 2006